As  filed  with  the  Securities  and  Exchange  Commission  on  July  30,  2001
                                                  Registration No. ____________
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

               REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

                         TEAM SPORTS ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                         22-2649848
              --------                         ----------
  (State or other jurisdiction of   (I.R.S. employer identification number)
   incorporation or organization)


                           1111 South Main, Suite 127
                               Grapevine, TX 76051
                                 (817) 410-5708
                        (Address; including zip code, and
                    telephone number including area code, of
                    registrant's principal executive offices)


                                 Terry Washburn
                         Team Sports Entertainment, Inc.
                           1111 South Main, Suite 127
                               Grapevine, TX 76051
                                 (817) 410-5708
                (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                          G. David Gordon & Associates
                         7633 East 63rd Place, Suite 210
                                 Tulsa, OK 74133
                                 (918) 254-4997

===============================================================================
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                          CALCULATION OF REGISTRATION FEE
                                                             Proposed
                                            Amount            Maximum        Proposed Maximum     Amount of
           Title of Shares                   to be           Offering       Aggregate Offering  Registration
          to be Registered               Registered (1)  Price Per Share (2)      Price (2)           Fee

Common Stock, par value $.0001 per share (3)   28,977,000      $.71             $20,573,670.00    $5,143.42
Common Stock, par value $.0001 per share (4)   14,488,500      $.71             $10,286,835.00    $2,571.71
                                               ----------                        -------------     --------
Total                                          43,465,500                       $30,860,505.00    $7,716.00
                                               ==========                        =============     ========



(1) This registration statement covers any additional shares of common stock of Team Sports Entertainment, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of our outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the bid and asked price for our common stock on the OTC Bulletin Board on July 26, 2001. (3) Represents shares of common stock held by the Selling Shareholders.
(4) Represents shares of common stock issuable upon the exercise of outstanding warrants.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

PRELIMINARY
PROSPECTUS


                   SUBJECT TO COMPLETION, DATED JULY __, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.

                         Team Sports Entertainment, Inc.

                     Up to 43,465,500 Shares of Common Stock

This offering relates to the resale of an aggregate of up to 43,465,500 shares of our common stock by persons who are referred to in this prospectus as selling shareholders. The shares that may be resold pursuant to this prospectus include 28,977,000 shares of Common Stock owned by the selling shareholders and 14,488,500 shares of Common Stock issuable upon the exercise of warrants owned by the selling shareholders. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to the selling shareholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them.

We are not offering or selling any shares of our Common Stock pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will, however, receive proceeds if the selling shareholders pay cash to exercise some or all of the warrants owned by the selling shareholders. We will bear the expenses of the offering of the shares, except that the selling stockholders will pay any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as fees and disbursements of their counsel and advisors.

Our common stock is quoted on the over-the-counter or OTC Bulletin Board under the trading symbol "TSPT." On July 26, 2001, the average of the bid and asked price of our common stock was $.71. The selling shareholders may sell the shares from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission. You should read both this prospectus and any related prospectus supplement together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

All references in this prospectus to "Team Sports," "the Company," "we," "us," or "our" mean Team Sports Entertainment, Inc. and, as the context requires, its subsidiaries.

You should carefully consider the "Risk Factors" beginning on page 2 before making a decision to purchase shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is July , 2001.

                                TABLE OF CONTENTS

                                                                          Page
RISK FACTORS                                                                2
THE COMPANY                                                                 4
USE OF PROCEEDS                                                             5
SELLING SHAREHOLDERS                                                        5
PLAN OF DISTRIBUTION                                                        6
DESCRIPTION OF SECURITIES TO BE REGISTERED                                  7
LEGAL MATTERS                                                               8
EXPERTS                                                                     8
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS                                  8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             8
WHERE YOU CAN FIND MORE INFORMATION                                         9
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR                    9
  SECURITIES ACT LIABILITIES




WE HAVE NOT AUTHORIZED ANYONE (INCLUDING ANY SALESMAN OR BROKER) TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING THAT IS DIFFERENT FROM THE INFORMATION INCLUDED IN THIS PROSPECTUS OR THAT IS NOT INCLUDED IN THIS PROSPECTUS.

RISK FACTORS

An investment in our common stock is very speculative and involves a high degree of risk. You should carefully consider the following risk factors, along with the other matters referred to in this prospectus, before you decide to buy our common stock. If you decide to buy our securities, you should be able to afford a complete loss of your investment.

We have a limited operating history in the management of an automotive racing league.

Team Sports was organized in July 1985 as Horizon Capital Corp. and was formerly known as Reconversion Technologies, Inc. until May 1, 2000 when it became Logisoft Corp. The Company changed its name to Team Sports Entertainment, Inc. on May 15, 2001. On May 15, 2001, the Company completed the sale of its wholly owned subsidiaries, Logisoft Computer Products Corp. and eStorefronts.net Corp. to a group of its shareholders in exchange for 12,000,000 shares of the Company's common stock, which were subsequently cancelled. Logisoft Computer Products Corp. and eStorefronts.net Corp. were in the business of creating global and localized Internet solutions for both traditional and pure e-business companies.

In addition, on May 15, 2001, the Company completed the acquisition of Maxx Motorsports, Inc., a South Carolina corporation, ("Maxx"), in a tax-free stock exchange for 11,050,000 shares of its common stock, which included retirement of debt and transaction costs. Maxx, through its wholly owned subsidiary, Team Racing Auto Circuit, LLC. ("TRAC") will own, operate, and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of race car fans.

The Company is in the development stage and has no operating history as an owner/operator of an automotive racing league.


Our planned racing events face intense competition for attendance, television viewership and sponsorship.

Our industry is highly competitive. We cannot assure you that we can develop or maintain a market position. Our racing events will compete with other events for television viewership, attendance and sponsorship funding. Our racing events will compete with racing events sanctioned by other racing bodies, including:

o        Formula One
o        National Association of Stock Car Automobile Racing ("NASCAR")
o        Indy Racing League ("IRL")
o        National Hot Rod Association ("NHRA")
o        Sports Car Club of America ("SCCA")
o        Professional Sports Car Racing ("PSCR")
o        CART Championship

In addition, our racing events will compete with other sports, entertainment and recreational events, including:

o        Football
o        Basketball
o        Baseball
o        Golf

We will rely on participation by racing teams.

The Company will own, operate, and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of race car fans. The success of our racing league is contingent upon our ability to sell operating rights to city/state-based racing teams. Racing team owners will own and operate each city/state team and will be responsible for developing its fan base. Revenue sharing systems will be enacted to ensure parity and fair allocation of revenue among teams.


Our executive officers and key personnel are critical to our business, and these officers and personnel may not remain with us in the future.

We depend upon the continuing contributions of our key management and product development personnel. The loss of such personnel could seriously harm us. We have entered into employment agreements with Jon Pritchett, Maurice Durschlag and Charles Jeter, however, we cannot be sure that we can retain their respective services or those of any other key personnel. In addition, we have not obtained key-man life insurance on any of our executive officers or key employees. Establishing and operating an automotive racing league is very specialized and complex, accordingly, we need to recruit and retain qualified personnel. As the development stage is completed, we may have difficulty in attracting and retaining key operating personnel.


We will depend on outside manufacturing sources and suppliers.

We will contract with third party manufacturers to produce the aerodynamically identical cars (Aerostock(TM)) with fuel-injection engines to be used in our races and they will in turn depend upon third party suppliers to obtain the necessary materials for production. We do not know what type of contracts we will have with such third party manufacturers and suppliers. We will outsource the manufacture of the cars to be used in our races and we will have limited control over the actual production process. Moreover, difficulties encountered by any one of our third party manufacturers, which result in product defects, delayed or reduced product shipments, cost overruns or our inability to fill orders for our team owners on a timely basis, could have an adverse impact on our business. Even a short-term disruption in our relationship with third party manufacturers or suppliers could have a material adverse effect on our operations.


Our stock price may be volatile.

The market price of our common stock will likely fluctuate significantly in response to the following or other factors, some of which are beyond our control:

o    Variations in our quarterly operating results;
o Changes in financial estimates of our revenues and operating results by securities analysts;
o Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
o    Additions or departuresof key personnel;
o Future sales of our common stock; o Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our stock;
o Commencement of or involvement in litigation; and o Our inability to complete our business plan.

In addition, the equity markets have experienced volatility that has particularly effected the market prices of equity securities issued by high technology companies and that often has been unrelated or disproportionate to the operating results of those companies. These broad market fluctuations may adversely affect the market price of our common stock.

We do not anticipate paying any dividends on our common stock.

We have not paid any dividends on our common stock since our inception and do not anticipate paying any dividends on our common stock in the foreseeable future. Instead, we intend to retain any future earnings for use in the operation and expansion of our business.


If we are subject to Securities and Exchange Commission regulations relating to low-priced stocks, the market for our common stock could be adversely affected.

The Securities and Exchange Commission has adopted regulations concerning low-priced or "penny" stocks. The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-price stocks.

The penny stock regulations require that broker-dealers who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchaser, receive the purchaser's written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders' ability to sell our common stock in the secondary market.


                                   THE COMPANY

On May 15, 2001, the Company completed acquisition of Maxx Motorsports, Inc., a South Carolina corporation, ("Maxx"), in a tax-free stock exchange for 11,050,000 shares of its common stock, which included retirement of debt and transaction costs. Maxx, through its wholly owned subsidiary, Team Racing Auto Circuit, LLC ("TRAC"), will own, operate, and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of race car fans. TRAC will initially consist of multi-car teams, strategically positioned in major North American television markets located near major motorsport venues. Each team will represent the city or state where it is located. The initial TRAC racing season, planned to start in 2003, will consist of a regular season race schedule, a playoff race schedule, and a Championship Race. TRAC will incorporate the use of aerodynamically identical cars (Aerostock(TM)), fuel-injection engines and other innovative competition standards to increase parity among the teams without diminishing the entertainment value. TRAC intends to attract multiple manufacturers who currently are involved in motorsports worldwide, but may not be currently involved in the major stock car racing series in America.

TRAC will be structured as a single-entity league to allow for centralized management, economies of scale in purchasing, strict operational standards and cost controls at the team level. Revenue sharing systems will be enacted to ensure parity and fairly allocate revenue among teams.

Initial TRAC funds will be derived through the sales of rights to city/state-based teams. Team owners will own and operate local race teams and will also have the opportunity to own shares in TRAC's parent company. TRAC will seek strategic alliances with companies in the areas of television, sports/entertainment marketing and public relations. Once racing begins, TRAC will generate revenue through event ticket sales, league corporate sponsorships, television and other multimedia contracts, merchandise sales, licensing/royalty fees, team fees/dues, and sales of additional expansion teams.

TRAC's long-term business plan includes expanding its team base not only in North America, but also internationally.


                                 USE OF PROCEEDS

All of the shares of our common stock offered hereby are being sold by the selling shareholders. We will not receive any of the proceeds from the sale of the shares. We will receive proceeds if the warrants issued to the selling shareholders are exercised for cash. However, we do not control the exercise of the warrants and do not know whether any or all of the warrants will be exercised. We intend to use the proceeds we receive, if any, upon exercise of the warrants, for general corporate purposes.


                              SELLING SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of the Company's common stock as of July 25, 2001 by the selling shareholders who may sell their common stock pursuant to this prospectus. This information is based upon information provided by each respective Selling Shareholder and Schedules 13D and other public accounts filed with the Commission.

The shares offered by this prospectus may be offered for sale from time to time by the selling shareholders. Because the selling shareholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares, no estimate can be given as to the number of shares that will be held by the selling shareholders after the completion of this offering, accordingly, it is assumed that all the shares offered pursuant to this prospectus are sold. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

The number of shares of common stock beneficially owned by the selling shareholders includes the shares of common stock beneficially owned by the selling shareholders as of the date of this prospectus and shares of common stock underlying warrants held by the selling shareholders that are exercisable within sixty (60) days of July 25, 2001. Except as otherwise indicated, to our knowledge, the selling shareholders have sole voting and investment power with respect to all shares beneficially owned by them, or with respect to the shares underlying warrants, will have sole voting and investment power at the time such shares are sold. The percentages shown in the table below are based upon 59,033,875 shares of common stock outstanding as of July 25, 2001. The numbers shown in the column "Shares Being Offered" include additional shares of common stock that may be issued to each of the selling shareholders upon exercise of any warrant held by them. Two-thirds of each number represents shares of common stock owned by the selling shareholder and one-third of each number represents additional shares of common stock that may be issued to each of the selling shareholders upon exercise of any warrant held by them.



                                        Number of                           Number of       Percentage
                                         Shares                              Shares         Beneficial
                                      Beneficially         Shares         Beneficially       Ownership
                                      Owned Before          Being          Owned After      After this
Selling Shareholder                 this Offering (1)      Offered      this Offering (2)    Offering

VenCap Opportunities Fund, L.P.           4,100,000         3,600,000          500,000            *
VFTC FBO Wendell M. Starke - IRA          3,150,000         3,150,000                0            *
D. Mark White                             1,600,000         1,500,000          100,000            *
C.R. Garner                                 450,000           450,000                0            *
Richard T. Clark (3)                      2,197,907         1,308,000          889,907            1.50%
Joel C. Holt                              2,530,499          2,070000          460,499            *
Keystone Laboratories, Inc.                 181,002           165,000           16,002            *
John Lantrip Clark Trust                    189,500           120,000           69,500            *
Amy Margaret Clark Trust                    192,500           120,000           72,500            *
Piedmont Orange Investments, LLC          4,275,000         4,275,000                0            *
Westlake Holdings, LLC                    5,625,000         5,625,000                0            *
MAXX TRAC, LLC                            3,000,000         3,000,000                0            *
Orange & White, LLC                       2,250,000         2,250,000                0            *
Bradshaw Investment, Inc.                 2,250,000         2,250,000                0            *
Amy Gordon (4)                            2,502,983         1,500,000        1,002,983            1.68%
Thoroughbred Holdings, LLC                2,775,000         2,775,000                0            *
Midlands Greens Investments, LLC          1,350,000         1,350,000                0            *
Grey Goose Adventures                       975,000           975,000                0            *
Clark Bundren                               130,000            30,000          100,000            *
Gilad Ottensoser                             75,000            75,000                0            *
Eric Seiden                                  75,000            75,000                0            *
Erik Hjelle                                  60,000            60,000                0            *
Gaia Holdings, Ltd.                       1,242,500           742,500          500,000            *
William G. Miller                         6,000,000         6,000,000                0            *

     * Less than one percent.
(1)      Pursuant to Rule 13d-3 of the Exchange Act, as used in this table,
         "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security and a person is deemed to have
         "beneficial ownership" of any security that the person has the right to acquire within 60 days of July 25, 2001.
(2)      Assumes the sale by the selling shareholders of all shares registered hereby.
(3)      Includes 95,000 shares owned by Mr. Clark's wife.
(4)      Includes 451,893 shares owned by Mrs. Gordon's husband.


                              PLAN OF DISTRIBUTION

The selling shareholders, or by their pledgees, transferees or other successors in interest, may sell the shares of common stock from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts. To this end, the selling shareholders may offer their shares for sale in one or more of the following transactions listed and described below:
o        In the over-the-counter market;
o        Through the facilities of any national securities exchange or U.S.
         automated inter-dealer quotation system of a registered national securities association on which any of the shares of common stock are then listed, admitted to unlisted trading privileges or included for quotation in privately negotiated transactions;

o In transactions other than on such exchanges or in the over-the-counter market;
o        In connection with short sales of our common stock;
o By pledge to secure debts and other obligations; o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
o        In a combination of any of the above transactions.

If the selling shareholders sell their shares directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, in connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling shareholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker/dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. We are not aware of any definitive selling arrangement at the date of this prospectus between any selling shareholder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, but may receive certain funds as described under "Use of Proceeds."

In connection with the distribution of their shares, certain of the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders.

The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions.

The selling shareholders may also enter into option or other transactions with broker-dealers, which require the deliver of the shares to the broker-dealer.

The selling shareholders may also loan or pledge their shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.

The selling shareholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). In that case, any profit on the sale of shares by a selling shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. Any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Our holders of common stock are entitled to one vote for each share held of record on all matters to be voted upon by the shareholders, subject to the rights of preferred shareholders, if any. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to assessment for payment of our debts. The holders of common stock are entitled to receive dividends as may be declared from time to time by the board of directors, in their sole discretion, out of funds legally available, subject to the rights of preferred shareholders, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders, subject to the rights of preferred shareholders, if any.

                                  LEGAL MATTERS

G. David Gordon & Associates will pass on the validity of the common stock offered under this prospectus for us. David Gordon, a principal of G. David Gordon & Associates, is the principal holder of record of 451,893 shares of common stock of the Registrant and is the beneficial owner of 2,051,090 shares of common stock of the Registrant, which are owned by Mr. Gordon's wife. The shares owned by Mr. Gordon's wife include 1,500,000 shares that are being registered pursuant to this registration statement.


                                     EXPERTS

The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31,2000 incorporated in this prospectus and elsewhere in the registration statement by reference from the Company's Annual Report on Form 10KSB for the year ended Decomber 31, 2000 have been audited by Bonadio & Co. LLP, independat accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporatd in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These statements relate to future events or our future financial performance. You should exercise extreme caution with respect to all forward-looking statements contained in this prospectus. Specifically, the following statements are forward-looking:

o Statements regarding our overall strategy for creating a new stock car racing league, including without limitation our intended markets;
o Statements regarding the plans and objectives of our management for future operations, the production of cars and other products to be used in our racing league and the size and nature of the costs we expect to incur and the people and services we may employ;
o        Statements regarding our ability to compete with third parties;
o Any statements using the words "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "should," "plan," "predict," "potential," "continue," and similar words; and
o        Any statements other than historical fact.

Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including without limitation, those listed in "Risk Factors." We can give no assurance that such expectations will prove to be correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described in this prospectus. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur. We are under no duty to update any of the forward-looking statements after the date of this prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the information listed below:

1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed April 2, 2001;
2. Our Quarterly Report on Form 10-QSB for the fiscal quarter ended
   March 31, 2001, filed on May 22, 2001;
3. Our Current Report on Form 8-K dated May 15, 2001, filed on May 29, 2001; and
4. Our Current Report on Form 8-K dated June 25, 2001, filed on June 29, 2001.

All reports and other documents we subsequently file pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this prospectus by reference, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct such requests to:
Team Sports Entertainment, Inc., 1111 South Main, Suite 127, Grapevine, Texas 76051, Attention: Corporate Secretary. Our phone number at that address is (817) 410-5708.


                       WHERE YOU CAN FIND MORE INFORMATION


 We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room and at its regional offices located as follows:

Public Reference Room    New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
Washington, D.C.  20549          Suite 1300           500 West Madison Street
                             New York, NY  10048             Suite 1400
                                                      Chicago, IL  60661-2511

You may obtain further information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our Securities and Exchange Commission filings are also available to the public over the Internet at the Securities and Exchange Commission's Web site at http://www.sec.gov.


       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

===============================================================================
                         Team Sports Entertainment, Inc.
                         ------------------------------
                     Up to 43,465,500 Shares of Common Stock

















                                   PROSPECTUS


                                  July __, 2001
















You should rely only on the information contained in, or incorporated by reference into, this prospectus or any supplement. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the company, are as follows:

         SEC Registration Fee                                 $           7,716
         Printing Expenses*                                               1,000
         Accounting Fees and Expenses*                                    5,000
         Legal Fees and Expenses*                                        20,000
         Registrar and Transfer Agent Fee*                                2,000
         Miscellaneous*                                                   5,000
              Total*                                          $          40,716

* Estimated

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits


Exhibit
No.                                         Title

5.1      Legal Opinion of G. David Gordon & Associates*
23.1     Consent of Bonadio & Co., LLP*
23.2     Consent of G. David Gordon & Associates (included in Exhibit 5.1)*
24.1     Power of Attorney (included on signature page)*


*Filed herewith

Item 17.          Undertakings.

(a)      The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)      include any prospectus required by Section 10(a)(3) of the Securities
         Act;
(ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Grapevine, State of Texas, on the 30th of July, 2001.

                                           TEAM SPORTS ENTERTAINMENT, INC.



                                           By: /s/ Terry Washburn
                                             -------------------
                                             Terry Washburn
                                             Chief Executive Officer
                                             (Principal Executive Officer)


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature to the registration statement appears below hereby constitutes and appoints Terry Washburn as his true and lawful attorney-in-fact and agent, with full power of substitution, to do any and all acts and things in his respective name and on his respective behalf that Terry Washburn may deem necessary or advisable to enable Team Sports Entertainment, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.




/s/ Terry Washburn                                              July 30, 2001
------------------
Terry Washburn, Chief Executive Officer and Director
(Principal Executive Officer and Principal
Accounting Officer)


/s/ Jon Pritchett                                               July 30, 2001
------------------
Jon Pritchett, President and Director



/s/ Robert Wussler                                              July 30, 2001
------------------
Robert Wussler, Director

                                   v.

                         Team Sports Entertainment, Inc.

                                INDEX TO EXHIBITS



Exhibit
No.                                         Title

5.1      Legal Opinion of G. David Gordon & Associates*
23.1     Consent of Bonadio & Co., LLP*
23.2     Consent of G. David Gordon & Associates (included in Exhibit 5.1)*
24.1     Power of Attorney (included on signature page)*


*Filed herewith